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                                                                      EXHIBIT 11

                   PLY GEM INDUSTRIES, INC. AND SUBSIDIARIES
                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                            YEAR ENDED DECEMBER 31,

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
                                                          1993
                                                -----------------------
                                                               FULLY
                                                  PRIMARY     DILUTED
                                                ----------- -----------
Weighted average number of common shares
  outstanding during year.....................   10,814,000  10,814,000
Excess of weighted average number of shares
  issuable upon exercise of employee stock
  options over 20% of shares outstanding at
  end of year.................................    3,403,000   3,403,000
                                                ----------- -----------
Weighted average number of shares.............   14,217,000  14,217,000
                                                ----------- -----------
Proceeds available to repay debt:
   From exercise of options, including tax
    benefits, at average market price.........  $31,541,000
   From exercise of options, including tax
    benefits, at year-end market price........              $28,379,000
   Other......................................    1,360,000   1,360,000
                                                ----------- -----------
                                                 32,901,000  29,739,000
                                                ----------- -----------
Interest saved................................    1,513,000   1,368,000
Other.........................................      198,000     187,000
                                                ----------- -----------
                                                  1,711,000   1,011,000
                                                ----------- -----------
Interest to income, net of taxes..............    1,112,000   1,011,000
Net income as reported........................    9,650,000   9,650,000
                                                ----------- -----------
Adjusted net income...........................  $10,762,000 $10,661,000
                                                ----------- -----------
Per share.....................................         $.76        $.75
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